Exhibit 10.72

NINTH AMENDMENT TO

AMENDED AND RESTATED

LIMITED LIABILITY COMPANY AGREEMENT

OF

CMGI @VENTURES IV, LLC

THIS NINTH AMENDMENT, dated as of the 18th day of May, 2004, to the Amended and Restated Limited Liability Company Agreement dated as of July 27, 2001 (as amended to date, the “Agreement”), of CMGI @Ventures IV, LLC, a Delaware limited liability company (the “LLC”), is by and among a Majority in Number of the persons named as Class B Members on Schedule A to the Agreement. Capitalized terms used herein, and not otherwise defined herein, shall have the respective meanings ascribed to them in the Agreement.

For good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the undersigned hereby amend the Agreement as follows:

1. Amendment to Schedule B. Schedule B to the Agreement is hereby deleted, and Schedule B attached hereto is substituted therefor, in order to reflect that (i) effective as of January 9, 2004, the relationship of Lynne Haro with all Employers has terminated, and such termination constitutes an Event of Forfeiture and (ii) effective as of April 14, 2004, the relationship of David J. Nerrow, Jr. with all Employers has terminated, and such termination constitutes an Event of Forfeiture. Pursuant to and in accordance with the Agreement: (A) Ms. Haro’s and Mr. Nerrow’s Profit Member Percentage Interests are each reduced to zero, effective as of January 9, 2004 and April 14, 2004, respectively, and (B) each of Ms. Haro’s and Mr. Nerrow’s Vested Percentage is 100%, and therefore, as a result of the occurrence of such Event of Forfeiture, (I) there shall be no modification of Ms. Haro’s or Mr. Nerrow’s Investment Percentage Interest in any Investment in which she or he participates as of January 9, 2004 and April 14, 2004, respectively and (II) no portion of any amount held in any Vesting Escrow for the benefit of Ms. Haro or Mr. Nerrow shall be forfeited. The LLC did not make any investments between January 9, 2004 and April 14, 2004.

Ms. Haro and Mr. Nerrow shall continue to be subject to all other provisions of the Agreement, including without limitation, Section 6.06(b), and the fourth to last sentence in the definition of the term “Event of Forfeiture.”

2. No Other Amendments. In all other respects, the Agreement is hereby ratified and confirmed.

[Signature page follows.]

IN WITNESS WHEREOF, the undersigned have executed this Amendment as of the date first above written.

CLASS B MEMBERS (to be signed by a Majority in Number hereof):

/s/ Peter H. Mills
Peter H. Mills

/s/ Marc Poirier
Marc Poirier

CMGI @VENTURES IV, LLC

SCHEDULE B

PROFIT MEMBERS AND PROFIT MEMBER PERCENTAGE INTERESTS

Class B Members	Profit Member Percentage Interest

Peter H. Mills	57.45207%

Marc D. Poirier	42.46458%

Former Profit Members (Class B)	Profit Member Percentage Interest

Jonathan Callaghan	-0-

John Scott Case	-0-

Gary Curtis	-0-

Josh Daniels	-0-

Bradley Garlinghouse	-0-

Denise W. Marks	-0-

David J. Nerrow, Jr.	-0-

Lior E. Yahalomi	-0-

Class C Members	Profit Member Percentage Interest

Charles Finnie	NA

See Section 3.03(c)

Denise McCabe	0.08335%

Former Profit Members (Class C)	Profit Member Percentage Interest

Denise Ames	-0-

Mainini Cabute	-0-

Peter Cochran	-0-

Matthew Jennings	-0-

Lynne Haro	-0-

John LaBarre	-0-

Cara McCauley	-0-

Daniel Pawliw	-0-

Jim Quagliaroli	-0-

Suresh Ramakrishnan	-0-

Lisa Scoma	-0-

Janet Veino	-0-